Exhibit 3.1

Incorporation Number C1206445

ARTICLES

OF

COLUMBIA CARE INC.

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

TABLE OF CONTENTS

PART 1
INTERPRETATION

1.1	Definitions	1
1.2	Business Corporations Act and interpretation Act Definitions Applicable	2

PART 2
SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure	2
2.2	Form of Share Certificate	2
2.3	Shareholder Entitled to Certificate or Acknowledgment	2
2.4	Delivery by Mail	3
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	3
2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate	3
2.7	Recovery of New Share Certificate	3
2.8	Splitting Share Certificates	4
2.9	Certificate Fee	4
2.10	Recognition of Trusts	4

PART 3
ISSUE OF SHARES

3.1	Directors Authorized	4
3.2	Commissions and Discounts	4
3.3	Brokerage	4
3.4	Conditions of Issue	5
3.5	Share Purchase Warrants and Rights	5

PART 4
SHARE REGISTERS

4.1	Central Securities Register	5
4.2	Appointment of Agent	5
4.3	Closing Register	5

PART 5
SHARE TRANSFERS

5.1	Registering Transfers	6
5.2	Waivers of Requirements for Transfer	6
5.3	Form of Instrument of Transfer	6
5.4	Transferor Remains Shareholder	7
5.5	Signing of Instrument of Transfer	7
5.6	Enquiry as to Title Not Required	7
5.7	Transfer Fee	7

(i)

PART 6
TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death	7
6.2	Rights of Legal Personal Representative	8

PART 7
ACQUISITION OF COMPANY’S SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares	8
7.2	No Purchase, Redemption or Other Acquisition When Insolvent	8
7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares	8

PART 8
BORROWING POWERS

8.1	Borrowing Powers	9

PART 9
ALTERATIONS

9.1	Alteration of Authorized Share Structure	9
9.2	Special Rights or Restrictions	10
9.3	No Interference with Class or Series Rights without Consent	10
9.4	Change of Name	10
9.5	Other Alterations	10

PART 10
MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings	10
10.2	Resolution Instead of Annual General Meeting	10
10.3	Calling of Meetings of Shareholders	11
10.4	Notice for Meetings of Shareholders	11
10.5	Record Date for Notice and Voting	11
10.6	Failure to Give Notice and Waiver of Notice	11
10.7	Notice of Special Business at Meetings of Shareholders	11
10.8	Class Meetings and Series Meetings of Shareholders	12
10.9	Electronic Meetings	12
10.10	Advance Notice Provisions	12

PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business	16
11.2	Special Majority	17
11.3	Quorum	17
11.4	One Shareholder May Constitute Quorum	17
11.5	Persons Entitled to Attend Meeting	17
11.6	Requirement of Quorum	17
11.7	Lack of Quorum	17

(ii)

11.8	Lack of Quorum at Succeeding Meeting	18
11.9	Chair	18
11.10	Selection of Alternate Chair	18
11.11	Adjournments	18
11.12	Notice of Adjourned Meeting	18
11.13	Electronic Voting	19
11.14	Decisions by Show of Hands or Poll	19
11.15	Declaration of Result	19
11.16	Motion Need Not be Seconded	19
11.17	Casting Vote	19
11.18	Manner of Taking Poll	19
11.19	Demand for Poll on Adjournment	20
11.20	Chair Must Resolve Dispute	20
11.21	Casting of Votes	20
11.22	No Demand for Poll on Election of Chair	20
11.23	Demand for Poll Not to Prevent Continuance of Meeting	20
11.24	Retention of Ballots and Proxies	20

PART 12
VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares	21
12.2	Votes of Persons in Representative Capacity	21
12.3	Votes by Joint Holders	21
12.4	Legal Personal Representatives as Joint Shareholders	21
12.5	Representative of a Corporate Shareholder	21
12.6	When Proxy Holder Need Not Be Shareholder	22
12.7	When Proxy Provisions Do Not Apply to the Company	22
12.8	Appointment of Proxy Holders	23
12.9	Alternate Proxy Holders	23
12.10	Deposit of Proxy	23
12.11	Validity of Proxy Vote	23
12.12	Form of Proxy	24
12.13	Revocation of Proxy	24
12.14	Revocation of Proxy Must Be Signed	24
12.15	Chair May Determine Validity of Proxy.	25
12.16	Production of Evidence of Authority to Vote	25

PART 13
DIRECTORS

13.1	Number of Directors	25
13.2	Change in Number of Directors	25
13.3	Directors’ Acts Valid Despite Vacancy	25
13.4	Qualifications of Directors	25
13.5	Remuneration of Directors	26
13.6	Reimbursement of Expenses of Directors	26
13.7	Special Remuneration for Directors	26

(iii)

PART 14
ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting	26
14.2	Consent to be a Director	26
14.3	Failure to Elect or Appoint Directors	27
14.4	Directors May Fill Casual Vacancies	27
14.5	Remaining Directors’ Power to Act	27
14.6	Shareholders May Fill Vacancies	27
14.7	Additional Directors	27
14.8	Ceasing to be a Director	27
14.9	Removal of Director by Shareholders	28
14.10	Removal of Director by Directors	28

PART 15
POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management	28
15.2	Appointment of Attorney of Company	28

PART 16
INTERESTS OF DIRECTORS AND OFFICERS

16.1	Director Holding Other Office in the Company	29
16.2	No Disqualification	29
16.3	Director or Officer in Other Corporations	29

PART 17
PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors	29
17.2	Voting at Meetings	29
17.3	Chair of Meetings	29
17.4	Meetings by Telephone or Other Communications Medium	30
17.5	Calling of Meetings	30
17.6	Notice of Meetings	30
17.7	When Notice Not Required	30
17.8	Meeting Valid Despite Failure to Give Notice	31
17.9	Waiver of Notice of Meetings	31
17.10	Quorum	31
17.11	Validity of Acts Where Appointment Defective	31
17.12	Consent Resolutions in Writing	31

PART 18
OTHER COMMITTEES

18.1	Appointment and Powers of Committees	32
18.2	Obligations of Committees	32
18.3	Powers of Board	33
18.4	Committee Meetings	33

(iv)

PART 19
OFFICERS

19.1	Directors May Appoint Officers	33
19.2	Functions, Duties and Powers of Officers	33
19.3	Qualifications	34
19.4	Remuneration and Terms of Appointment	34

PART 20
INDEMNIFICATION
20.1	Definitions	34
20.2	Mandatory Indemnification of Directors and Officers	34
20.3	Deemed Contract	35
20.4	Permitted Indemnification	35
20.5	Non-Compliance with Business Corporations Act	35
20.6	Company May Purchase Insurance	35

PART 21
DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights	35
21.2	Declaration of Dividends	35
21.3	No Notice Required	36
21.4	Record Date	36
21.5	Manner of Paying Dividend	36
21.6	When Dividend Payable	36
21.7	Dividends to be Paid in Accordance with Number of Shares	36
21.8	Receipt by Joint Shareholders	36
21.9	Dividend Bears No Interest	36
21.10	Fractional Dividends	36
21.11	Payment of Dividends	36
21.12	Capitalization of Retained Earnings or Surplus	37
21.13	Unclaimed Dividends	37

PART 22
ACCOUNTING RECORDS AND AUDITOR

22.1	Recording of Financial Affairs	37
22.2	Inspection of Accounting Records	37
22.3	Remuneration of Auditor	37

PART 23
NOTICES

23.1	Method of Giving Notice	38
23.2	Deemed Receipt	38
23.3	Certificate of Sending	39
23.4	Notice to Joint Shareholders	39
23.5	Notice to Legal Personal Representatives and Trustees	39

23.6	Undelivered Notices	39

(v)

PART 24
SEAL

24.1	Who May Attest Seal	40
24.2	Sealing Copies	40
24.3	Mechanical Reproduction of Seal	40

PART 25
FORUM SELECTION

25.1	Forum for Adjudication of Certain Disputes	40

PART 26
SPECIAL RIGHTS AND RESTRICTIONS

26.1	Common Shares	41
26.2	Proportionate Voting Shares	44
26.3	Preferred Shares	51
26.4	Redemption of Shares	53

(vi)

Incorporation Number C1206445

ARTICLES

OF

COLUMBIA CARE INC.

(the “Company”)

PART 1

INTERPRETATION

1.1	Definitions

In these Articles (the “Articles”), unless the context otherwise requires:

“appropriate person”, has the meaning assigned in the Securities Transfer Act;

“Board of Directors”, “directors” and “board” mean the directors of the Company for the time being;

“Business Corporations Act’’ means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“Common Shares” mean common shares in the capital of the Company;

“Interpretation Act’’ means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“legal personal representative” means the personal or other legal representative of a shareholder;

“Preferred Shares” means preferred shares in the capital of the Company;

“Proportionate Voting Shares” mean proportionate voting shares in the capital of the Company;

“protected purchaser” has the meaning assigned in the Securities Transfer Act;

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

“seal” means the seal of the Company, if any;

“Securities Act’’ means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act; and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934; and

“Securities Transfer Act’’ means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company (including, the Company’s legal counsel or transfer agent) is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the Company is satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as it thinks fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(a)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(b)	provides the Company with an indemnity bond sufficient in the Company’s judgement to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(c)	satisfies any other reasonable requirements imposed by the Company.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Article 2.5, Article 2.6 or Article 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form.

4.2	Appointment of Agent

The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

If the Company has appointed a transfer agent, references in Article 2.4, Article 2.5, Article 2.6, Article 2.7, Article 2.8, Article 2.9 and Article 5.7 to the Company include its transfer agent.

4.3	Closing Register

The Company must not at any time close its central securities register.

PART 5

SHARE TRANSFERS

5.1	Registering Transfers

The Company must register a transfer of a share of the Company if either:

(a)	the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(i)

in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(ii)

in the case of a share that is not represented by a share certificate (including an uncertificated share within the meaning of the Business Corporations Act and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(iii)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

(b)	all the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

5.2	Waivers of Requirements for Transfer

The Company may waive any of the requirements set out in Article 5.1(a) and any of the preconditions referred to in Article 5.1(b).

5.3	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.

5.4	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.5	Signing of Instrument of Transfer

If a shareholder or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.6	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.7	Transfer Fee

Subject to the applicable rules of any stock exchange on which the shares of the Company may be listed, there must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6

TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and applicable securities legislation, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

PART 7

ACQUISITION OF COMPANY’S SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares, the Business Corporations Act and applicable securities legislation, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2	No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

PART 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and Article 9.3, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may:

(1)	by ordinary resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(e)	alter the identifying name of any of its shares; or

(f)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and Articles accordingly; or

(2)

by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued shares and if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

9.2	Special Rights or Restrictions

Subject to the special rights or restrictions attached to any class or series of shares and the Business Corporations Act, the Company may by ordinary resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

9.4	Change of Name

The Company may by directors’ resolution or ordinary resolution authorize an alteration to its Notice of Articles in order to change its name.

9.5	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, either in or outside British Columbia, as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders, to be held at such time and place, either in or outside British Columbia, as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Record Date for Notice and Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, any meeting of shareholders.

10.6	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.7	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document,

have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.8	Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.9	Electronic Meetings

The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

10.10	Advance Notice Provisions

(1)	Nomination of Directors

Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the procedures set out in this Article 10.10 shall be eligible for election as directors to the Board of Directors of the Company. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:

(a)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Business Corporations Act or a valid requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)	by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(i)

is, at the close of business on the date of giving notice provided for in this Article 10.10 and on the record date for notice of such meeting, either entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company; and

(ii)	has given timely notice in proper written form as set forth in this Article 10.10.

(2)	Exclusive Means

For the avoidance of doubt, this Article 10.10 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company.

(3)	Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive offices or registered office of the Company:

(a)

in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Vancouver time) on the 30th day before the date of the meeting; provided, however, if the first public announcement made by the Company of the date of the meeting (each such date being the “Notice Date”) is less than 50 days before the meeting date, notice by the Nominating Shareholder may be given not later than the close of business on the 15th day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the Notice Date;

provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Article 10.10(3)(a) or Article 10.10(3)(b), and the Notice Date in respect of the meeting is not less than 50 days before the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the date of the applicable meeting.

(4)	Proper Form of Notice

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 10.10 and disclose or include, as applicable:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(i)	the name, age, business and residential address of the Proposed Nominee;

(ii)	the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;

(iii)

the number of securities of each class of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iv)

full particulars of any relationships, agreements, arrangements or understandings (including financial, compensation or indemnity related) between the Proposed Nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(v)

any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or applicable securities law; and

(vi)

a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the provisions of subsection 124(2) of the Business Corporations Act; and

(b)	as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(i)	their name, business and residential address;

(ii)

the number of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom the Nominating Shareholder is acting jointly or in concert with respect to the Company or any of its securities, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)

their interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Company or the person’s economic exposure to the Company;

(iv)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(v)

full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(vi)

a representation that the Nominating Shareholder is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vii)

a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Company in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Company in support of such nomination; and

(viii)

any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or as required by applicable securities law.

Reference to “Nominating Shareholder” in this Article 10.10(4) shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

(5)	Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article 10.10 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.

(6)	Delivery of Information

Notwithstanding Part 23 of these Articles, any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.10 may only be given by personal delivery or courier (but not by fax or email) to the corporate secretary at the address of the principal executive offices or registered office of the Company and shall be deemed to have been given and made on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. (Vancouver time) and otherwise on the next business day.

(7)	Defective Nomination Determination

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 10.10, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.

(8)	Failure to Appear

Despite any other provision of this Article 10.10, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Company to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

(9)	Waiver

The board may, in its sole discretion, waive any requirement in this Article 10.10.

(10)	Definitions

For the purposes of this Article 10.10, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

PART 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix)	any non-binding advisory vote.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, a quorum for the transaction of business at a meeting of shareholders is present if shareholders who, in the aggregate, hold at least 25 % of the voting rights attached to issued shares entitled to be voted at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers, any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; or

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the corporate secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities, if the directors determine to make them available, whether or not persons entitled to attend participate in the meeting by means of communications facilities.

11.14	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act:

(a)	for so long as Proportionate Voting Shares are outstanding, every motion put to a vote at a meeting of shareholders will be decided by a poll; and

(b)

if no Proportionate Voting Shares are outstanding every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communication facility, unless a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.15	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18	Manner of Taking Poll

Subject to Article 11.19, if a poll is required by these Articles or duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is required or demanded; and

(c)	if demanded, the demand for the poll may be withdrawn by the person who demanded it.

11.19	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.21	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.22	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24	Retention of Ballots and Proxies

The Company or its agent must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company or its agent may destroy such ballots and proxies.

PART 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter is entitled in respect of each share entitled to be voted on the matter and held by that shareholder, to that number of votes provided by the Articles or the Business Corporations Act for such share and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

(1)	If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must be received:

(i)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(ii)

at the meeting or any adjourned or postponed meeting, by the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

(2)	Evidence of the appointment of any such representative may be sent to the Company by written instrument or any other method of transmitting legibly recorded messages.

12.6	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(d)	the Company is a public company.

12.7	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.8 to 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.8	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. The instructing of proxy holders may be carried out by means of telephonic, electronic or other communications facility in addition to or in substitution for instructing proxy holders by mail.

12.9	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.10	Deposit of Proxy

(1)	A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting;

(b)

unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; or

(c)	be received in any other manner determined by the board or the chair of the meeting.

(2)

A proxy may be sent to the Company by written instrument or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the directors.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

Columbia Care Inc.

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of Shareholder]

[Name of shareholder – printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(a)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.15.

12.15	Chair May Determine Validity of Proxy.

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.16	Production of Evidence of Authority to Vote

The board or the chair of any meeting of shareholders may, but need not, at any time (including before, at or subsequent to the meeting) inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence for the purposes of determining a person’s share ownership as at the relevant record date and the authority to vote.

PART 13

DIRECTORS

13.1	Number of Directors

The Company shall have a minimum of three (3) and a maximum of fifteen (15) directors. The number of directors is the number within the minimum and maximum determined by the directors from time to time. If the number of directors has not been determined as provided in this section, the number of directors is the number of directors holding office immediately following the most recent election or appointment of directors, whether at an annual or special general meeting of the shareholders, or by the directors pursuant to Article 14.7.

13.2	Change in Number of Directors

(1)	If the number of directors is set under Article 13.1:

(a)	the shareholders may elect the directors needed to fill any vacancies in the Board of Directors up to that number; or

(b)	the directors, subject to Article 14.7, may appoint directors to fill those vacancies.

(2)	No decrease in the number of directors will shorten the term of an incumbent director.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of, or not in his or her capacity as, a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

PART 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a Board of Directors consisting of the number of directors for the time being set by the directors under these Articles; and

(b)

all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment, subject to being nominated in accordance with Article 10.10.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3	Failure to Elect or Appoint Directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

(c)	then each director then in office continues to hold office until the earlier of:

(i)	when his or her successor is elected or appointed; and

(ii)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the Board of Directors may be filled by the directors.

14.5	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the Board of Directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the Board of Directors or, subject to the Business Corporations Act, for any other purpose.

14.6	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the Board of Directors.

14.7	Additional Directors

Notwithstanding Article 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.7 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.7.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment, subject to being nominated in accordance with Article 10.10.

14.8	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Article 14.9 or Article 14.10.

14.9	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.10	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company in accordance with the Business Corporations Act and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15

POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the Board of Directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16

INTERESTS OF DIRECTORS AND OFFICERS

16.1	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.2	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.3	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17

PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any; or

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)	the chair of the board and the president, if a director, have advised the corporate secretary, if any, or any other director, that they will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(a)	in person;

(b)	by telephone; or

(c)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.3 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the corporate secretary or an assistant corporate secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone conversation with a director.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

(1)

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

(2)

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors is a majority of the number of directors in office or such greater number as the directors may determine from time to time.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

(1)	A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

(2)

A consent in writing under this Article 17.12 may be by any written instrument, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 18

OTHER COMMITTEES

18.1	Appointment and Powers of Committees

The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the Board of Directors;

(ii)	the power to remove a director or appoint additional directors; (iii) the power to set the number of directors;

(iv)

the power to create a committee of directors, create or modify the terms of reference for a committee of the directors, or change the membership of, or fill vacancies in, any committee of the directors;

(v)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation permitted by paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.2	Obligations of Committees

Any committee appointed under Article 18.1, in the exercise of the powers delegated to it, must:

(a)	Conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.3	Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 18,1:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.4	Committee Meetings

Subject to Article 18.2(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 18.1:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 19

OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 20

INDEMNIFICATION

20.1	Definitions

In this Part 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director or an officer or former officer of the Company (each, an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act;

(d)	“officer” means an officer appointed by the Board of Directors.

20.2	Mandatory Indemnification of Directors and Officers

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the Business Corporations Act.

20.3	Deemed Contract

Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in Article 20.2.

20.4	Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person, including directors, officers, employees, agents and representatives of the Company.

20.5	Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part 20.

20.6	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21

DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may consider appropriate.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation or entity, or in any one or more of those ways.

21.6	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.7	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.8	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.9	Dividend Bears No Interest

No dividend bears interest against the Company.

21.10	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.11	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid;

(a)

by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing; or

(b)	by electronic transfer, if so authorized by the shareholder.

The mailing of such cheque or forwarding by electronic transfer will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.12	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

21.13	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

PART 22

ACCOUNTING RECORDS AND AUDITOR

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

PART 23

NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)

unless the intended recipient is the Company or auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)

unless the intended recipient is the auditor of the Company, sending the record by e- mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient;

(f)

creating and providing a record posted on or made available through a general accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(g)	as otherwise permitted by applicable securities legislation.

23.2	Deemed Receipt

A notice, statement, report or other record that is:

(a)

mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)	faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(c)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(d)	delivered in accordance with Article 23.1(f), is deemed to be received by the person on the day such written notice is sent.

23.3	Certificate of Sending

A certificate signed by the corporate secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

PART 24

SEAL

24.1	Who May Attest Seal

Except as provided in Article 24.1(b) and Article 24.1(c), the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

PART 25

FORUM SELECTION

25.1	Forum for Adjudication of Certain Disputes

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate Courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS

26.1	Common Shares

(1)	Voting

The holders of Common shares (“Common Shares”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Common Share shall entitle the holder thereof to one vote at each such meeting.

(2)	Equality

Except as set out in this Article 26.1 and Article 26.2, the Common Shares and Proportionate Voting Shares have the same rights and are equal in all respects and are treated by the Company as if they were shares of one class only.

(3)	Alteration to Rights of Common Shares

So long as any Common Shares remain outstanding, the Company will not, without the consent of the holders of Common Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Common Shares; or

(b)

affect the rights or special rights of the holders of Common Shares and Proportionate Voting Shares on a per share basis which differs from the basis of one (1) per share in the case of the Common Shares, and one hundred (100) per share in the case of the Proportionate Voting Shares.

(4)	Dividends

Subject to the preferences accorded to the holders of the Preferred shares:

(a)

The holders of Common Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the Board of Directors from time to time. The Board of Directors may declare no dividend payable in cash or property (other than a stock dividend payable in Common Shares) on the Common Shares unless the Board of Directors simultaneously declare a dividend payable in cash or property (other than a stock dividend payable in Common Shares or Proportionate Voting Shares) on the Proportionate Voting Shares in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Common Share, multiplied by one hundred (100), and each fraction of a Proportionate Voting Share will be entitled to the applicable fraction thereof.

(b)	The Board of Directors may declare a stock dividend payable in Common Shares on the Common Shares, but only if the Board of Directors simultaneously declares a stock dividend payable in:

(i)

Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share (or fraction thereof) equal to the number of shares declared per Common Share (or fraction thereof); or

(ii)

Common Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share (or fraction thereof) equal to the number of shares declared per Common Share (or fraction thereof), multiplied by one hundred (100).

(5)	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Common Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares on the basis that each Proportionate Voting Share will be entitled to the amount of such distribution per Common Share multiplied by one hundred (100), and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount otherwise payable in respect of a whole Proportionate Voting Share, but only after the payment to the holders of the Preferred shares, in accordance with the preference on liquidation, dissolution or winding-up accorded to the holders of the Preferred shares.

(6)	Subdivision or Consolidation

The Common Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

(7)	Voluntary Conversion of Common Shares

Each Common Share shall be convertible at the option of the holder into such number of Proportionate Voting Shares as is determined by dividing the number of Common Shares being converted by one hundred (100), provided the Board of Directors has approved such conversion.

Before any holder of Common Shares shall be entitled to voluntarily convert Common Shares into Proportionate Voting Shares in accordance with this Section 26.1(7), the holder shall surrender the certificate or certificates representing the Common Shares to be converted at the head office of the Company, or the office of any transfer agent for the Common Shares, and shall give written notice to the Company at its head office of his or her election to convert such Common Shares and shall state therein the name or names in which the certificate or certificates representing the Proportionate Voting Shares are to be issued (a “Common Shares Conversion Notice”). Provided that such conversion has been approved by the Board of Directors of the Company, the Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Proportionate Voting Shares to which such holder is entitled upon conversion. Provided that such conversion has been approved by the Board of Directors of the Company, such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Common Shares to be converted is surrendered and the Common Shares Conversion Notice is delivered, and the person or persons entitled to receive the Proportionate Voting Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Proportionate Voting Shares as of such date.

(8)	Conversion of Common Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)

required, pursuant to applicable securities legislation or the rules of any stock exchange on which the Proportionate Voting Shares may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Common Shares for consideration per Common Share equal to .01 of the consideration offered per Proportionate Voting Share;

each Common Share shall become convertible at the option of the holder into Proportionate Voting Shares on the basis of one hundred (100) Common Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Common Share Conversion Right”). For avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Common Shares in respect of which the Common Share Conversion Right is exercised which is less than one hundred (100).

The Common Share Conversion Right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the Common Share Conversion Right is exercised, the Company shall procure that the transfer agent for the Common Shares shall deposit under such Offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder.

To exercise the Common Share Conversion Right, a holder of Common Shares or his or her attorney, duly authorized in writing, shall:

(a)

give written notice of exercise of the Common Share Conversion Right to the transfer agent for the Common Shares, and of the number of Common Shares in respect of which the Common Share Conversion Right is being exercised;

(b)	deliver to the transfer agent for the Common Shares any share certificate or certificates representing the Common Shares in respect of which the Common Share Conversion Right is being exercised; and

(c)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No certificates representing Proportionate Voting Shares acquired upon exercise of the Common Share Conversion Right will be delivered to the holders of Common Shares. If Proportionate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Proportionate Voting Shares, such Proportionate Voting Shares and any fractions thereof issued shall automatically, without further action on the part of the holder thereof, be reconverted into Common Shares on the basis of one (1) Proportionate Voting Share for one hundred (100) Common Shares, and the Company will procure that the transfer agent for the Common Shares shall send to such holder a direct registration statement, certificate or certificates representing the Common Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Proportionate Voting Shares acquired upon exercise of the Common Share Conversion Right, the Company shall procure that the transfer agent for the Common Shares shall deliver to the holders of such Proportionate Voting Shares the consideration paid for such Proportionate Voting Shares by such Offeror.

26.2	Proportionate Voting Shares

(1)	Voting

The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company at which holders of Common Shares are entitled to vote. Subject to Section 26.2(3), each Proportionate Voting Share shall entitle the holder to one hundred (100) votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by one hundred (100) and rounding the product down to the nearest whole number, at each such meeting.

(2)	Equality

Except as set out in Article 26.1 and in this Article 26.2, the Common Shares and Proportionate Voting Shares have the same rights and are equal in all respects and are treated by the Company as if they were shares of one class only.

(3)	Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or

(b)

affect the rights or special rights of the holders of Common Shares and Proportionate Voting Shares on a per share basis which differs from the basis of one (1) per share in the case of the Common Shares, and one hundred (100) per share in the case of the Proportionate Voting Shares.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

(4)	Dividends

Subject to the preferences accorded to the holders of the Preferred shares:

(a)

The holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the Board of Directors from time to time. The Board of Directors may declare no dividend payable in cash or property (other than a stock dividend payable in Common Shares or Proportionate Voting Shares) on the Proportionate Voting Shares unless the Board of Directors simultaneously declare a dividend payable in cash or property on the Common Shares (other than a stock dividend payable in Common Shares) in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by one hundred (100).

(b)

The Board of Directors may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares or Common Shares on the Proportionate Voting Shares, but only if the Board of Directors simultaneously declares a stock dividend payable in:

(i)

in the case of a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares (or fraction thereof), Common Shares on the Common Shares, in a number of shares per Common equal to the number of shares declared per Proportionate Voting Share (or fraction thereof); or

(ii)

in the case of a stock dividend payable in Common Shares on the Proportionate Voting Shares (or fraction thereof), Common Shares on the Common Shares, in a number of shares per Common Share equal to the number of shares declared per Proportionate Voting Share (or fraction thereof), divided by one hundred (100).

(c)

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

(5)	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Common Shares on the basis that each Proportionate Voting Share will be entitled to the amount of such distribution per Common Share multiplied by one hundred (100), and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Proportionate Voting Share, but only after payment to the holders of Preferred shares, in accordance with the preference on liquidation, dissolution or winding-up accorded to the holders of the Preferred shares.

(6)	Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Common Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

(7)	Conversion

(a)	Voluntary Conversion.

Subject to the limitation set forth in Section 26.2(7)(a)(iv) (the “Conversion Limitation”), holders of Proportionate Voting Shares shall have the following rights of conversion (the “Proportionate Share Conversion Right”):

(i)

Right to Convert. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Common Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Proportionate Share Conversion Right is exercised by one hundred (100). Fractions of Proportionate Voting Shares may be converted into such number of Common Shares as is determined by multiplying the fraction by one hundred (100).

(ii)

Conversion Limitation. Unless already appointed, upon receipt of a PVS Conversion Notice (as defined below), the Board of Directors (or a committee thereof) shall designate an officer of the Company who shall determine whether the Conversion Limitation set forth in this Article shall apply to the conversion referred to therein (the “Conversion Limitation Officer”).

(iii)

Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to this Article or otherwise, and the Proportionate Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Common Shares and Proportionate Voting Shares (calculated on the basis that each Common Share and Proportionate Voting share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Common Shares and Proportionate Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”) as calculated herein. The Board of Directors may by resolution increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the Board of Directors in such resolution, and the formula in Section 26.2(7)(a)(iv) shall be adjusted to give effect to such amended percentage threshold.

(iv)

Conversion Limitation. In order to give effect to the FPI Restriction, the number of Common Shares issuable to a holder of Proportionate Voting Shares upon exercise by such holder of the Proportionate Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X= [(0.4A + 0.6D - B) I (0.6)] x (C/D)

Where, on the Determination Date and prior to the exercise of such holder’s Proportionate Share Conversion Right:

X = Maximum Number of Common Shares which may be issued upon exercise of the Proportionate Share Conversion Right.

A = Aggregate number of Common Shares and Proportionate Voting Shares issued and outstanding.

B = Aggregate number of Common Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares held by such holder.

D = Aggregate Number of All Proportionate Voting Shares.

The Conversion Limitation Officer shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Common Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Common Shares which may be issued upon exercise of the Proportionate Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each holder of Proportionate Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Common Shares on exercise of the Proportionate Share Conversion Right would result in the 40% Threshold being exceeded, the number of Common Shares to be issued will be prorated among each holder of Proportionate Voting Shares exercising the Proportionate Share Conversion Right.

Notwithstanding the provisions of this Section 26.2(7)(a)(iii) and 26.2(7)(a)(iv), the Board of Directors may by resolution waive the application of the Conversion Limitation to any exercise or exercises of the Proportionate Share Conversion Right to which the Conversion Limitation would otherwise apply, or to future Conversion Limitation generally, including with respect to a period of time.

(v)	Disputes.

(A)

Any holder of Proportionate Voting Shares who beneficially owns more than 5% of the issued and outstanding Proportionate Voting Shares may submit a written dispute as to the calculation of the 40% Threshold or the FPI Restriction by the Conversion Limitation Officer to the Board of Directors with the basis for the disputed calculations. The Company shall respond to the holder within 5 (five) business days of receipt of the notice of such dispute with a written calculation of the 40% Threshold or the FPI Restriction, as applicable. If the holder and the Company are unable to agree upon such calculation of the 40% Threshold or the FPI Restriction, as applicable, within 5 (five) business days of such response, then the Company and the holder shall, within 1 (one) business day thereafter submit the disputed calculation of the 40% Threshold or the FPI Restriction to the Company’s independent auditor or another firm of independent auditors selected by the Board. The Company, at the Company’s expense, shall cause the auditor to perform the calculations in dispute and notify the Company and the holder of the results no later than 5 (five) business days from the time it receives the disputed calculations. The auditor’s calculations shall be final and binding on all parties, absent demonstrable error.

(B)	In the event of a dispute as to the number of Common Shares issuable to a holder of Proportionate Voting Shares in connection with a voluntary conversion of Proportionate Voting Shares, the Company shall issue to the holder of Proportionate Voting Shares the number of Common Shares not in dispute, and resolve such dispute in accordance with Section 26.2(7)(a)(v)(A).

(vi)

Mechanics of Conversion. Before any holder of Proportionate Voting Shares shall be entitled to voluntarily convert Proportionate Voting Shares into Common Shares in accordance with this Section 26.2(7)(a), the holder shall surrender the certificate or certificates representing the Proportionate Voting Shares to be converted at the head office of the Company, or the office of any transfer agent for the Proportionate Voting Shares, and shall give written notice to the Company at its head office of his or her election to convert such Proportionate Voting Shares and shall state therein the name or names in which the certificate or certificates representing the Common Shares are to be issued (a “PVS Conversion Notice”). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Common Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Proportionate Voting Shares to be converted is surrendered and the PVS Conversion Notice is delivered, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Common Shares as of such date.

(b)	Mandatory Conversion.

(i)

The Board of Directors may at any time determine by resolution (a “Mandatory Conversion Resolution”) that it is no longer in the best interests of the Company that the Proportionate Voting Shares are maintained as a separate class of shares of the Company. If a Mandatory Conversion Resolution is adopted, then all issued and outstanding Proportionate Voting Shares will automatically, without any action on the part of the holder, be converted into Common Shares on the basis of one (1) Proportionate Voting Share for one hundred (100) Common Shares, and in the case of fractions of Proportionate Voting Shares, such number of Common Shares as is determined by multiplying the fraction by one hundred (100) as of a date to be specified in the Mandatory Conversion Resolution (the “Mandatory Conversion Record Date”). At least twenty (20) calendar days prior to the Mandatory Conversion Record Date, the Company will send, or cause its transfer agent to send, notice to each holder of Proportionate Voting Shares of the adoption of a Mandatory Conversion Resolution (a “Mandatory Conversion Notice”) and specifying:

(A)	the Mandatory Conversion Record Date;

(B)	the number of Common Shares into which the Proportionate Voting Shares held by such holder are to be converted; and

(C)	the address of record of such holder.

On the Mandatory Conversion Record Date, the Company shall issue or shall cause its transfer agent to issue to each holder of Proportionate Voting Shares certificates representing the number of Common Shares into which the Proportionate Voting Shares are converted, and each certificate representing Proportionate Voting Shares shall be null and void.

(ii)	From the date of the Mandatory Conversion Resolution, the Board of Directors shall no longer be entitled to issue any further Proportionate Voting Shares whatsoever.

(c)

Fractional Shares. No fractional Common Shares shall be issued upon the conversion of any Proportionate Voting Shares or fractions thereof, and the number of Common Shares to be issued shall be rounded down to the nearest whole number. In the event Common Shares are converted into Proportionate Voting Shares the number of applicable Proportionate Voting Shares shall be rounded down to two decimal places.

(d)

Effect of Conversion. All Proportionate Voting Shares which are converted as herein provided shall no longer be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion, except only for the right of the holders thereof to receive Common Shares in exchange therefor.

(8)	Transfer.

(a)	Notwithstanding Article 5.2, unless the Board of Directors have consented to such transfer, no Proportionate Voting Share may be transferred unless such transfer:

(i)

is made to (A) an initial holder of Proportionate Voting Shares, or (B) an affiliate of, or person controlled, directly or indirectly, by, an initial holder of Proportionate Voting Shares (each, a “Permitted Holder”); and

(ii)	complies with United States and other applicable securities laws, rules and regulations.

(b)

Subject to the Conversion Limitation, any Proportionate Voting Shares sold or transferred to a Person who is not a Permitted Holder shall be automatically converted to Common Shares, unless otherwise determined by the Board of Directors.

For purposes of this Section 26.2(8):

(c)	“affiliate” means, with respect to any Person, any other person which is directly or indirectly through one or more intermediaries controlled by, or under common control with, such Person.

(d)

A Person is “controlled” by another person or other persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of Board of Directors carrying in the aggregate at least a majority of the votes for the election of Board of Directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the Board of Directors of such company or other body corporate; or (ii) in the case of a Person that is not an individual or a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

(e)	“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

26.3	Preferred Shares

(1)	Issuance in Series

(a)	The Board of Directors of the Company may at any time and from time to time issue the Preferred shares in one or more series.

(b)

Subject to the Act and these Articles, the Board of Directors, if none of the Preferred shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(i)

determine the maximum number of shares of any of those series of Preferred shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this paragraph (i) or otherwise in relation to a maximum number of those shares;

(ii)	create an identifying name by which the shares of any of those series of Preferred shares may be identified, or alter any identifying name created for those shares; and

(iii)

attach special rights or restrictions to the shares of any of those series of Preferred shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)

the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(B)

any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(E)	any voting rights and restrictions;

(F)	the terms and conditions of any share purchase plan or sinking fund;

(G)	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and

(H)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred shares.

(c)

No special rights or restrictions attached to any series of Preferred shares will confer upon the shares of that series a priority over the shares of any other series of Preferred shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred shares to a return of capital. The Preferred shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred shares to a return of capital, rank on a parity with the shares of every other series.

(2)	Class Rights or Restrictions

(a)

Holders of Preferred shares will be entitled to preference with respect to payment of dividends over the Common Shares, the Proportionate Voting Shares and any other shares ranking junior to the Preferred shares with respect to payment of dividends.

(b)

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred shares will be entitled to preference over the Common Shares, the

Proportionate Voting Shares and any other shares ranking junior to the Preferred shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred shares.

(c)

The Preferred shares may also be given such other preferences over the Common shares, the Proportionate Voting Shares and any other shares ranking junior to the Preferred shares as may be fixed by Board of Directors’ resolution as to the respective series authorized to be issued.

26.4	Redemption of Shares

(1)	For the purposes of this Section 26.4, the following terms will have the meaning specified below:

“Applicable Price” means a price per Share determined by the Board of Directors, but not less than 95% of the lesser of: (i) the closing price of the Common Shares on the Exchange (or the then principal marketplace on which the Common Shares are listed or quoted for trading) on the trading day immediately prior to the closing of the Redemption or Transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average price of the Common Shares on the Exchange (or the then principal marketplace on which the Common Shares are listed or quoted for trading) for the five trading days immediately prior to the closing of the Redemption or Transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates). Notwithstanding the foregoing, if the Common Shares are not traded or quoted for trading on the exchange or any other marketplace, the Applicable Price may be determined by the Board of Directors in its sole discretion;

“Business” means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products, including in the United States or elsewhere, which include the owning and operating of cannabis licenses;

“Closing Market Price” shall be: (i) an amount equal to the closing price of the Common Shares on the trading day immediately prior to the closing of the Redemption or Transfer or exchange if there was a trade on the specified date and the applicable exchange or market provides a closing price; or (ii) an amount equal to the average of the last bid and last asking prices if there was no trading on the applicable date;

“Determination Date” means the date on which the Company provides written notice to any shareholder that the Board of Directors has determined that such shareholder is an Unsuitable Person;

“Exchange” means the Neo Exchange Inc. or any other stock exchange on which the Common Shares are listed;

“Governmental Authority” or “Governmental Authorities” means any United States or foreign, federal, provincial, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority) and any Exchange;

“Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority to or for the benefit of the Company or any affiliate required for, or relating to, the conduct of the Business;

“Ownership” (and derivatives thereof) means (i) ownership of record as evidenced in the Company’s central securities register, (ii) “beneficial ownership” as defined in Section 1 of the Business Corporations Act, or (iii) the power to exercise control or direction over a security;

“Person” means an individual, partnership, corporation, company, limited or unlimited liability company, trust or any other entity;

“Redemption” has the meaning ascribed thereto in Section 26.4(8);

“Redemption Date” means the date on which the Company will redeem and pay for the Shares pursuant to Section 26.4. The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Company will issue an amended Redemption Notice reflecting the new Redemption Date forthwith;

“Redemption Notice” has the meaning ascribed thereto in Section 26.4(9);

“Significant Interest” means Ownership of five percent (5%) or more of all of the issued and outstanding shares of the Company, including through acting jointly or in concert with another shareholder, or such other number of Shares as is determined by the Board from time to time;

“Shares” refers to Common Shares or Proportionate Voting Shares of the Company, as applicable;

“Subject Shareholder” means a person, a group of persons acting jointly or in concert or a group of persons who the Board of Directors reasonably determines are acting jointly or in concert;

“Trading Day” means a day on which trades of the Shares are executed on the Exchange or any other stock exchange on which the Shares are listed or quoted for trading;

“Transfer” has the meaning ascribed thereto in Section 26.4(8);

“Transfer Date” means the date on which a Transfer of Shares required by the Company is required to be completed by the Company;

“Transfer Notice” has the meaning ascribed thereto in 26.4(12); and

“Unsuitable Person” means:

(i)	any person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting the Licenses has determined to be unsuitable to own Shares;

(ii)

any person (including a Subject Shareholder) with a Significant Interest whose ownership of Shares may result in the loss, suspension or revocation (or similar action) with respect to any Licenses or in the Company or any affiliate being unable to obtain any new Licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, all as determined by the Board of Directors; or

(iii)

who have not been determined by the applicable Governmental Authority to be an acceptable person or otherwise have not received the requisite consent of such Governing Authority to own the Shares within a reasonable period of time acceptable to the Board of Directors or prior to acquiring any Shares, as applicable.

(2)

Subject to 26.4(4), no Subject Shareholder may acquire Shares that would result in the holding of a Significant Interest, directly or indirectly, in one or more transactions, without providing not less than 30 days’ advance written notice (or such shorter period as the Board of Directors may approve) to the Company by written notice to the Company’s head office to the attention of the Corporate Secretary and without having received all required approvals from all Governmental Authorities.

(3)

If the Board of Directors reasonably believes that a Subject Shareholder may have failed to comply with any of the provisions of 26.4(2), the Company may, without prejudice to any other remedy hereunder, apply to the Supreme Court of British Columbia or another court of competent jurisdiction for an order directing that the Subject Shareholder disclose the number of Shares Owned.

(4)	The provisions of Sections 26.4(2) and 26.4(3) will not apply to the Ownership, acquisition or disposition of Shares as a result of:

(a)	any transfer of Shares occurring by operation of bankruptcy or insolvency law including, inter alia, the transfer of Shares of the Company to a trustee in bankruptcy;

(b)

an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Section 26.4(2);

(c)	the holding by a recognized clearing agency or recognized depositary in the ordinary course of its business; or

(d)

the conversion, exchange or exercise of securities of the Company or an affiliate (other than the Shares) duly issued or granted by the Company or an affiliate, into or for Shares, in accordance with their respective terms.

(5)

At the option of the Company and upon determination by the Board of Directors that an Unsuitable Person has not received the requisite approval of any Government Authority to own the shares, the Company may issue a notice prohibiting any Unsuitable Person owning Shares from exercising any voting rights with respect to such Shares and on and after the Determination Date specified therein, and/or providing that such holder will cease to have any rights whatsoever with respect to such Shares, including any rights to the receipt of dividends from the Company, other than the right to receive the Applicable Price, without interest, on the Redemption Date or the Transfer Date, as applicable; provided, however, that if any such Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of the Board of Directors and any applicable Governmental Authority), such persons may, in the discretion of the Board of Directors, exercise the voting and/or other rights attached to such Shares and the Board of Directors may determine, in its sole discretion, not to Redeem or require the Transfer of such Shares.

(6)

Notwithstanding anything to the contrary contained herein, all transfers of Proportionate Voting Shares are subject to the terms of any agreement entered into in respect thereof and to the other provisions of Articles 26.1 and 26.2.

(7)	Following any Redemption in accordance with the terms of this Section 26.4, the redeemed Shares will be cancelled.

(8)

At the option, but not obligation, of the Company, and at the discretion of the Board of Directors, any Shares directly or indirectly owned by an Unsuitable Person may be (i) redeemed by the Company (for the Applicable Price) out of funds lawfully available on the Redemption Date (a “Redemption”), or (ii) required to be transferred to a third party for the Applicable Price and on such terms and conditions as the Board of Directors may direct (a “Transfer”). Shares to be redeemed or mandatorily transferred pursuant to this section will be redeemed or mandatorily transferred at any time and from time to time pursuant to the terms hereof.

(9)

In the case of a Redemption, the Company will send a written notice to the holder of the Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Shares to be redeemed on the Redemption Date, (iii) the Applicable Price or the formula pursuant to which the Applicable Price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate therefor, as applicable) must be surrendered, or accompanied by proper instruments of transfer (and if so determined by the Board of Directors, together with a medallion signature guarantee), and (v) any other requirement of surrender of the Shares to be redeemed (the “Redemption Notice”). The Redemption Notice may be conditional such that the Company need not redeem the Shares owned by an Unsuitable Person on the Redemption Date if the Board of Directors determines, in its sole discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. If applicable, the Company will send a written notice confirming the amount of the Applicable Price promptly following the determination of such Applicable Price.

(10)

Upon receipt by the Unsuitable Person of a Redemption Notice in accordance with Section 26.4(9) and surrender of the relevant Share certificate, if applicable, the holder of the Shares tendered for redemption (together with the applicable transfer documents) shall be entitled to receive the Applicable Price per redeemed Share.

(11)	The Applicable Price payable in respect of the Shares surrendered for Redemption during any calendar month shall be satisfied by way of cash payment no later than the last day of the calendar month following the month in which the Shares were tendered for Redemption. Payments made by the Company of the cash portion of the Applicable Price, less any applicable taxes and any costs to the Company of the Redemption, are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the Unsuitable Person unless such cheque is dishonoured upon presentment. Upon such payment, the Company shall be discharged from all liability to the former Unsuitable Person in respect of the redeemed Shares.

(12)

In the case of a required Transfer, the Company will send a written notice to the holder of the Shares in question, which will set forth: (i) the Transfer Date, (ii) the number of Shares to be Transferred on the Transfer Date, (iii) the Applicable Price or the formula pursuant to which the Applicable Price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate therefor, as applicable) must be surrendered, accompanied by proper instruments of transfer (and if so determined by the Board of Directors, together with a medallion signature guarantee), and (v) any other requirement in respect of the Shares to be Transferred, which may without limitation include a requirement to dispose of the Shares via the Exchange to a person who would not be in violation of the provisions of this Section 26.4(12) (the “Transfer Notice”). The Transfer Notice may be conditional such that the Company need not require the Transfer of the Shares owned by an Unsuitable Person on the Transfer Date if the Board of Directors determines, in its sole discretion, that such Transfer is no longer advisable or necessary on or before the Transfer Date. If applicable, the Company will send a written notice confirming the amount of the Applicable Price promptly following the determination of such Applicable Price.

(13)

Upon receipt by the Unsuitable Person of a Transfer Notice in accordance with Section 26.4(12) and surrender of the relevant Share certificate, if applicable (together with applicable Transfer documents), the holder of the Shares tendered for Transfer shall be entitled to receive the Applicable Price per Transferred Share.

(14)

The Applicable Price payable in respect of the Shares surrendered for Transfer during any calendar month shall be satisfied, less any costs to the Company of the Transfer, by way of cash payment no later than the last day of the calendar month following the month in which the Shares were tendered for Transfer. Payments made by the Company of the cash portion of the Applicable Price, less any applicable taxes and any costs to the Company of the Transfer, are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the Unsuitable Person unless such cheque is dishonoured upon presentment. Upon such payment, the Company shall be discharged from all liability to the former Unsuitable Person in respect of the Transferred Shares.

(15)

If Shares are required to be Transferred under Section 26.4(12), the former owner of the Shares immediately before the Transfer shall by that Transfer be divested of their interest or right in the Shares, and the person who, but for the Transfer, would be the registered owner of the Shares or a person who satisfies the Company that, but for the Transfer, they could properly be treated as the registered owner or registered holder of the Shares shall, from the time of the Transfer, be entitled to receive only the Applicable Price per Transferred Share, without interest, less any applicable taxes and any costs to the Company of the Transfer.

(16)

Following the sending of any Redemption Notice or Transfer Notice, and prior to the completion of the Redemption or Transfer specified therein, the Company may refuse to recognize any other disposition of the Shares in question.

(17)

If the Company does not know the address of the former holder of Shares Transferred or Redeemed hereunder, it may retain the amount payable to the former holder thereof, title to which shall revert to the Company if not claimed within two (2) years (and at that time all rights thereto shall belong to the Company).

(18)

To the extent required by applicable laws, the Company may deduct and withhold any tax from the Applicable Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Person in respect of which such deduction and withholding was made.

(19)

All notices given by the Company to holders of Shares pursuant to this Schedule, including a Redemption Notice or Transfer Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder’s registered address as shown on the Company’s share register.

(20)

The Company’s right to Redeem or Transfer Shares pursuant to this Section 26.4 will not be exclusive of any other right the Company may have or hereafter acquire under any agreement or any provision of the notice of articles or the articles of the Company or otherwise with respect to the Shares or any restrictions on holders thereof.

(21)

in connection with the conduct of its or its affiliates’ Business, the Company may require that a Subject Shareholder provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses.

(22)	The Board of Directors can waive any provision of this Section 26.4.

(23)

In the event that any provision (or portion of a provision) of this Section 26.4 or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of Section 26.4 (including the remainder of such provision, as applicable) will continue in full force and effect.

Signature of a Director